QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bank of Hawaii Corporation of our report dated February 23, 2009, with respect to the consolidated financial statements of Bank of Hawaii Corporation and subsidiaries, included in the 2008 Annual Report to Shareholders of Bank of Hawaii Corporation.

We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Form S-3 No. 33-25036, Form S-3 No. 33-54775, Form S-3 No. 33-44395 and Form S-3 No. 333-64248), pertaining to the Bank of Hawaii Corporation Dividend Reinvestment and Stock Purchase Plan,

  (2)
  Registration Statements (Form S-8 No. 33-54777, Form S-8 No. 333-80127 and Form S-8 No. 33-61134), pertaining to the Pacific Century Financial Corporation Stock Option Plan of 1994 (formerly the Bancorp Hawaii, Inc. Stock Option Plan of 1994),

  (3)
  Registration Statements (Form S-8 No. 2-96329, Form S-8 No. 33-29872 and Form S-8 No. 33-57267), pertaining to the Pacific Century Financial Corporation Profit Sharing Plan (formerly the Bank of Hawaii Profit Sharing Plan),

  (4)
  Registration Statement (Form S-8 No. 333-02835), pertains to the Pacific Century Financial Corporation Directors' Stock Compensation Program (formerly the Bancorp Hawaii, Inc. Director Stock Compensation Program),

  (5)
  Registration Statement (Form S-8 No. 333-14929), pertaining to Pacific Century Financial Corporation Directors Deferred Compensation Plan (formerly the Bancorp Hawaii, Inc. Directors' Deferred Compensation Plan), and

  (6)
  Registration Statements (Form S-8 No. 333-115325 and Form S-8 No. 333-143295), pertaining to Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan;

of our report dated February 23, 2009, with respect to the consolidated financial statements of Bank of Hawaii Corporation incorporated herein by reference, and our report dated February 23, 2009, with respect to the effectiveness of internal control over financial reporting of Bank of Hawaii Corporation, included herein, as of December 31, 2008.

                        /s/ Ernst & Young LLP

Honolulu, Hawaii
February 23, 2009

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm